Exhibit 10.16

EXECUTION VERSION

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[...***...].” A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

AMENDMENT AGREEMENT

This Amendment Agreement (this “Amendment”), effective as of October 1, 2015 (the “Effective Date”), is by and between BeiGene, LTD, a corporation organized under the laws of the Cayman Islands having an address of c/o Mourant Ozannes Corporate Services, (Cayman) Limited, 94 Solaris Avenue, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands GB (“BeiGene”), and Merck KGaA, a corporation with general partners organized under German law having a place of business at Frankfurter Strasse 250, 64293 Darmstadt, Germany (“Merck”).  BeiGene and Merck may be referred to herein as a “Party” or collectively as the “Parties.”

WHEREAS, the Parties are parties to the Amended and Restated License Agreement, with an Effective Date of December 10, 2013 pertaining to the “Merck Territory”, as defined below (the “Ex-PRC Agreement”);  and

WHEREAS, the Parties wish to amend the Ex-PRC Agreement as set forth herein;

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

1.                                      Definitions.  The following terms shall have the following meanings:

1.1.                            “Merck Territory” means all the countries of the world, except the PRC Territory.

1.2.                            “PRC Territory” means The People’s Republic of China, excluding Hong Kong, Macau and Taiwan.

1.3.                            Capitalized terms used in herein but not defined shall have the meanings set forth in the Ex-PRC Agreement.

2.                                      Amendment of Certain Provisions of the Ex-PRC Agreement.

The following provisions of the Ex-PRC Agreement are amended as set forth below:

2.1.                            Exhibit I attached hereto listing all current Ex-PRC Phase I Expansion Cohort Clinical Trials,  divided into the following two categories:  “Designated Ex-PRC Phase I Expansion Cohort Clinical Trials” and “Other Ex-PRC Phase I Expansion Cohort Clinical Trials, “ is hereby added to the Ex-PRC Agreement.

2.2.                            Clause (ii) of Section 1.59 is deleted and replaced by the following provision:

(ii) if Licensor conducts any Ex-PRC Phase I Expansion Cohort Clinical Trial, sixty (60) days after Licensor delivers to Company the last of the final reports of the results of (a) any Designated Ex-PRC Phase I Expansion Cohort Clinical Trial conducted by Licensor, (b) the PRC Phase I Expansion Cohort Clinical Trial, and (c) the PRC Phase I Dose Escalation Clinical Trial.

2.3.                            Section 4.1(b) is deleted and replaced by the following provision:

Company Option to Continue or Terminate the Agreement. On or before the Option Date, Company shall notify Licensor in writing of the Company’s intent to either continue or terminate the Agreement. If the Option Date is as defined under subsection (i) of Section 1.59 and Company notifies Licensor in writing of its intent to continue the Agreement, the Agreement shall continue on the terms and conditions set forth herein. If the Option Date is as defined under subsection (ii) of Section 1.59 and Company notifies Licensor in writing of its intent to continue the Agreement, Company shall pay Licensor an amount (the “Continuation Fee”) equal to (A) […***…] of Licensor’s fully burdened costs of conducting any Ex-PRC Phase I Expansion Cohort Clinical Trials incurred prior to October 1, 2015, plus (B) […***…] of Licensor’s fully burdened costs of conducting any Designated Ex-PRC Phase I Expansion Cohort Clinical Trials incurred between October 1, 2015 and the Continuation Date (defined below), plus (C) […***…]of Licensor’s fully burdened costs of conducting any Ex-PRC Phase I Expansion Cohort Clinical Trials other than Designated Ex-PRC Phase I Expansion Cohort Clinical Trials incurred between October 1, 2015 and the Continuation Date, and upon such payment the Agreement shall continue on the terms and conditions set forth herein; provided, that the Continuation Fee shall not exceed […***…]  unless Licensor has filed an IND with the FDA for the Product in such Ex-PRC Phase I Expansion Cohort Clinical Trials, in which event the Continuation Fee shall not exceed […***…]. The date of Licensor’s receipt of written notice from Company of its intent to continue the Agreement shall be referred to as the “Continuation Date.” In the event that Company does not notify Licensor in writing on or before the Option Date of its intent to continue the Agreement, the Agreement shall terminate and Section 11.5(b) shall apply.

2.4.                            Section 4.1(c), set forth below, is added to the Ex-PRC Agreement:

4.1(c)     Conduct of Designated Ex-PRC Phase I Expansion Cohort Clinical Trials. Licensor will use Commercially Reasonable Efforts to conduct the Designated Ex-PRC Phase I Expansion Cohort Clinical Trials.  For clarity, and notwithstanding Section 4.1(a), Licensor has no obligation to conduct any Other Ex-PRC Phase I Expansion Cohort Clinical Trial and may terminate any Other Ex-PRC Phase I Expansion Cohort Clinical Trial in Licensor’s sole discretion. If Licensor conducts any additional Ex-PRC Phase I Expansion Cohort Clinical Trial, it shall be an Other Ex-PRC Phase I Expansion Cohort Clinical Trial unless agreed in writing by the Parties.

2.5.                            Clinical Trial Protocols.  Attached hereto as Exhibit II is the current protocol for the Ex-PRC Phase I Expansion Cohort Clinical Trials.

3.                                      Miscellaneous.  This Amendment supersedes all proposals, negotiations, conversations and/or discussions between or among parties relating to the subject matter of this Amendment. This Amendment shall be integrated in and form part of the Ex-PRC Agreement effective as of the Amendment Effective Date.  Except for the foregoing modifications, the Ex-PRC Agreement is hereby ratified and confirmed in accordance with its original terms. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

*Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

BeiGene, LTD		Merck KGaA

By:	/s/ John V. Oyler	By:	/s/ Birgit Reitmaier

Name:	John V. Oyler	Name:	Birgit Reitmaier

Title:	Chief Executive Officer	Title:	Head of Technologies and Biomarkers, Global Business Development & Alliance Management

		By:	/s/ Jens Eckhardt

		Name:	Jens Eckhardt

		Title:	Regional General Counsel

EXHIBIT I

BGB-283 Phase 1b Expansion Cohorts

[…***…]

*Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

EXHIBIT II

Latest Approved Clinical Trial Protocol

[…***… (142 pages omitted)]

*Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the Securities and Exchange Commission.